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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 6, 2000


                              SCHEID VINEYARDS INC.
        (Exact name of small business issuer as specified in its charter)


        Delaware                       000-22857                 77-0461833
(State or other jurisdiction of   (Commission file number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)

        13470 Washington Blvd.
      Marina del Rey, California                                      90292
  (Address of principal executive offices)                          (Zip Code)


    Registrant's telephone number, including area code:    (310) 301-1555

    Former name or former address, if changed since last report: N/A










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ITEM 5.           OTHER EVENTS

         On June 6, 2000, Scheid Vineyards Inc. (the "Company") announced the termination of a Purchase and Sale Agreement (the "Agreement") whereby its wholly owned subsidiary, Scheid Vineyards California Inc. had agreed to sell four of its vineyard properties totaling approximately 1,350 vineyard acres for a purchase price of $21.3 million. The signing of the Agreement was previously announced on May 17, 2000.

         A copy of the press release announcing the termination of the Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  The following exhibit is filed herewith:

                  99.1 Text of press release dated June 6, 2000, titled "Scheid Vineyards Announces Termination of Agreement to Sell Certain Vineyards".



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2000                SCHEID VINEYARDS INC.


                                   BY:/s/ Heidi M. Scheid
                                   -----------------------------------
                                          Heidi M. Scheid
                             Vice President Finance and Chief Financial Officer




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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                    DESCRIPTION

99.1                      Press Release dated June 6, 2000


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